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                                                                    EXHIBIT 10.7


                               VNUS SEVERANCE PLAN
                        FOR MANAGEMENT AND KEY EMPLOYEES

         The Board of Directors of VNUS Medical Technologies, Inc., a Delaware corporation (the "Company") has determined that it is in the best interests of the Company and its stockholders to secure the continued services, dedication and objectivity of certain officers and employees of the Company without concern as to whether such officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a Change of Control. To encourage the full attention and dedication to the Company by such officers and employees, the Board of Directors of the Company has authorized the Company to adopt the VNUS Severance Plan (the "Plan").

         1. Definitions. As used in this Plan, the following terms shall have the respective meanings set forth below:

         (a) "Administrator" means the person designated by the Board as the administrator of this Plan.

         (b) "Base Salary" means the Participant's annual rate of base salary in effect immediately prior to the Effective Date.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Bonus" means the Participant's target bonus opportunity determined immediately prior to the Effective Date under the Company's annual bonus plan.

         (e) "Cause" means (1) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a Participant which is demonstrably injurious to the business or reputation of the Company, or (3) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Company must notify such Participant that it believes "Cause" has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

         (f) "Change of Control" means the occurrence of any one of the following events:
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         (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

         (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not wholly owned by the Company (a "Sale"), unless immediately following such Reorganization or Sale, more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.


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         (g) "Company" means VNUS Medical Technologies, Inc., a Delaware corporation and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

         (h) "Date of Termination" means the date on which a Participant's employment with the Company terminates.

         (i) "Effective Date" means the date on which a Change in Control occurs.

         (j) "Good Reason" means the occurrence of any of the following without the Participant's express written consent: (1) any reduction in a Participant's annual rate of base salary in effect immediately prior to the Effective Date, as such may be increased thereafter, (2) the termination or material reduction of the levels of pension and welfare benefits that were provided to a Participant immediately prior to the Effective Date, as such may be increased thereafter, or
(3) the requirement by the Company that the Participant have his principal location of work changed to any location that is in excess of 25 miles from its location on the Effective Date.

         (k) "Participant" means the CEO, vice presidents, directors and managers of the Company, other than those persons whose most recent performance evaluation is below standard.

         (l) "Plan" means this VNUS Severance Plan as set forth herein and as amended from time to time.

         (m) "Qualifying Termination" means the termination of a Participant's employment by the Company other than for Cause or by a Participant for Good Reason, which termination occurs during a Termination Period.

         (n) "Separation Benefit" means the benefit payable in accordance with
Section 2(a)(1) of this Plan.

         (o) "Service" means a Participant's service with the Company.

         (p) "Termination Period" means, with respect to the occurrence of a Change of Control, the period of time beginning with the Effective Date and ending on the two-year anniversary of the Effective Date.

         2. Payments Upon Termination of Employment.

         (a) If, during a Termination Period, the employment of a Participant who was a Participant at the Effective Date for such Termination Period is terminated by reason of a Qualifying Termination, such Participant shall be entitled to receive:




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                  (i) (A) if such termination occurs on or before the one year anniversary of the Effective Date, a lump sum payment equal to the percent of his or her Base Salary and Bonus shown in column A below, or (B) if such termination occurs on a date following the one year anniversary of the Effective Date but prior to the two year anniversary of the Effective Date, a lump sum payment equal to the percent of his or her Base Salary and Bonus shown in column B below;

                  (ii) continued coverage under any and all life, medical, dental, vision and disability insurance in which such Participant was participating immediately prior to the Effective Date. Such benefits will continue (A) if such termination occurs on or before the one year anniversary of the Effective Date, for the number of months shown in column A below following the Termination Date or (B) if such termination occurs after the one year anniversary of the Effective Date but prior to the two year anniversary of the Effective Date, for the number of months shown in column B below following the Termination Date; provided, however, that upon the Participant's acceptance of comparable employment, such continued coverage under plans and programs of the Company shall be secondary to the benefits available, if any, from the benefit plans provided by the Participant's new employer; and

                  (iii) full vesting and immediate exercisability of any outstanding stock options held by the Participant.

                  (iv) immediate lapsing of all repurchase rights relative to shares held by the Participant.



                                   A                               B
                         Qualifying Termination         Qualifying Termination
                         within first year of           between 1 and 2 years
                         Change of Control              after Change of Control

CEO & vice presidents    100% of Base Salary & Bonus    67% of Base Salary & Bonus
                         12 months of benefits          8 months of benefits

Directors                50% of Base Salary & Bonus     33% of Base Salary &
                         6 months of benefits           4 months of benefits

Managers                 33% of Base Salary & Bonus     25% of Base Salary &
                         4 months of benefits           3 months of benefits



                 (b) Lump sum payments of amounts due a Participant pursuant to this Section 2 shall be payable within ten (10) working days following the Participant's Date of Termination. The benefits described in this Section 2 shall be payable in addition to, and not in





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lieu of, all other accrued, vested or deferred compensation, rights, options or other benefits which may be owed to a Participant following termination of employment, including but not limited to accrued sick pay and vacation pay, amounts or benefits payable under any bonus or other compensation plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan; provided, however, that any Separation Benefit a Participant is entitled to hereunder shall be reduced by the amount of any cash payments in the nature of separation allowance, severance pay, or "notice" pay which the Company is required to pay such Participant upon termination of employment pursuant to any applicable law or other severance program or arrangement. For this purpose, unemployment compensation benefits shall not reduce the Separation Benefit hereunder.

                  3. Confidentiality. The benefits provided in Section 2 are expressly conditioned upon Participant's agreement not to, directly or indirectly, for a period of one (1) year after his or her Date of Termination, disclose or utilize any trade secrets or confidential information of the Company, and the provision of such benefits shall immediately cease in the event of the Participant's violation of the provisions of this Section 3.

                  4. Withholding Taxes. The Company may withhold from all payments due hereunder all taxes which, by applicable federal, state, local or other law, it is required to withhold therefrom.

                  5. Reimbursement of Expenses and Settlement of Disputes. If any contest or dispute shall arise under this Plan involving termination of a Participant's employment or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse such Participant, on a current basis, for all reasonable legal fees and expenses, if any, reasonably incurred by such in connection with such contest or dispute (to the extent the Participant prevails in such contest or dispute), provided, that, if it is determined by a court or by arbitration that such Participant did not enter into the contest or dispute in good faith, such Participant shall be obligated to return to the Company such reimbursed fees and expenses. All disputes hereunder shall be settled exclusively by arbitration in the State of California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. The Company shall bear all costs and expenses in connection with the retention of the arbitration panel for any proceeding.


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                  6. Termination or Amendment of Plan.

                  (a) Subject to paragraph (b) below, this Plan shall be in effect as of May 3, 2001.

                  (b) The Board shall have the right at any time prior to a Change of Control, in its sole discretion, to terminate or amend the Plan, which right includes, but is not limited to, the right to add any person to the Plan as a Participant or to remove any Person from the Plan as a Participant. In no event shall this Plan be terminated or amended following a Change of Control in any manner which would adversely affect the rights or potential rights of a Participant (or his or her dependents) under this Plan with respect to such Change of Control.

                  7. Successors.

                  (a) This Plan shall not be terminated by any merger, consolidation, share exchange or similar event involving the Company whereby the Company is or is not the surviving or resulting entity. In the event of any merger, consolidation, share exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which the Company's assets are transferred.

                  (b) Concurrently with any merger, consolidation, share exchange or sale, lease or transfer of all or substantially all of its assets, the Company will cause any successor or transferee unconditionally to assume all of the obligations of the Company hereunder.

                  (c) This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts are payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's surviving spouse or, if none, to such Participant's estate.

                  8. No Mitigation, Offset. The obligation of the Company to provide a Participant with the benefits specified in Section 2 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against such Participant or others. In no event shall a Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to such Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not such Participant obtains other employment, except as provided in Section 2(a)(ii) of this Plan.




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                  9. Governing Law; Law Validity. The interpretation,
construction and performance of this Plan, unless preempted by the Standard Participant Retirement Income Security Act of 1974, as amended ("ERISA"), shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

                  10. Administration. The Plan shall be administered by the Administrator. Consistent with the requirements of ERISA and the regulations of the Department of Labor, the Administrator shall provide adequate written notice to any Participant covered by the Plan whose claim for a Separation Benefit or other benefits hereunder has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant and affording such Participant a full and fair review of the decision denying the claim.

                  11. Miscellaneous.

                  (a) The Company shall not be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan. The Company shall make such payments only out of its general corporate funds, and therefore its obligation to make such payments shall be subject to any claims of its other creditors having priority as to its assets.

                  (b) This Plan does not constitute a contract of employment or impose on the Company any obligation to retain a Participant as an officer or employee (as the case may be), to retain a Participant as a Participant (prior to a Change in Control), not to change the status of a Participant's employment, or not to change the policies of the Company regarding termination of employment.

                  (c) No rights of any Participant (or beneficiary) to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent and distribution.

                  (d) Unless the Company specifically provides otherwise, any benefits payable under this Plan shall not be taken into account for purposes of determining benefits payable to a Participant under any other benefit plan or program.

                  (e) The Company's obligations hereunder shall be subject to all applicable laws, and the Separation Benefit and other benefits payable hereunder may be adjusted to comply with any such laws.


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                  IN WITNESS WHEREOF, the foregoing VNUS Severance Plan has been duly adopted by the Board of Directors of the Company as of the 3rd of May 2001.


                          By:   /s/ Brian E. Farley
                                ----------------------------------------
                                Brian E. Farley, Chief Executive Officer

                          By:   /s/ Connie Sauer
                                ----------------------------------------
                                Connie Sauer, Secretary